ASSIGNMENT AGREEMENT
                         (Westfield Court, Connecticut)

     THIS ASSIGNMENT AGREEMENT (the "Agreement") is entered into as of the 6th day of June, 1996, by and between CCC of Connecticut, Inc. ("Assignor") and CareMatrix of Massachusetts, Inc. ("Assignee").

                                   WITNESSETH:

     WHEREAS, pursuant to that certain Assignment and Assumption Agreement dated as of June 23, 1994, by and between Mediplex Management Inc. ("Mediplex") and Assignor, Mediplex assigned all of its right, title and interest under a certain Management Agreement dated as of September 12, 1991, by and between B&C Associates, a Connecticut general partnership and Mediplex (the "Management Agreement"), a copy of which is attached hereto as Exhibit A, relating to management services provided at the congregate care residential facility located at 77 Third Street, Stamford, Connecticut.

     WHEREAS, Assignor desires to assign its rights and obligations under the Management Agreement to Assignee and Assignee desires to assume such rights and obligations.

     NOW THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

     1. Assignor hereby grants, bargains, sells, assigns and transfers to Assignee all of Assignor's right, title and interest in, and all contractual and other rights under the Management Agreement.

     2. Assignee hereby accepts this assignment and hereby agrees to assume all of Assignor's rights, title, interest, duties and obligations under the Management Agreement.

     3. This Agreement may be executed by facsimile and in counterparts, each of which shall constitute an original document.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                      ASSIGNOR:

                                      CCC OF CONNECTICUT, INC.

                                      By:   /s/ James M. Clary
                                          -----------------------------
                                          Name: James M. Clary
                                          Title:

                                      ASSIGNEE:

                                      CAREMATRIX OF
                                      MASSACHUSETTS, INC.

                                      By:   /s/ James M. Clary
                                          -----------------------------
                                          Name: James M. Clary
                                          Title:

                                    EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Agreement is made this 23rd day of June, 1994, by and between Mediplex Management, Inc., a Massachusetts corporation ("Management") and CCC of Connecticut, Inc. ("CCC").

     Reference is made to the Management Agreement dated as of September 12, 1991, by and between B&G Associates, a Connecticut general partnership (the "Company") and Management (the "Management Agreement"), pursuant to which Management has agreed to provide management services for a congregate care residential facility at 77 Third Street, Stamford, Connecticut (the "Facility"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Management Agreement.

     WHEREAS, the parent company of Management, The Mediplex Group, Inc. ("Mediplex"), has entered into an Agreement and Plan of Merger with Sun Healthcare Group, Inc. ("Sun"), Sun Acquisition Corporation ("SAC"), Abraham D. Gosman and Andrew Turner, pursuant to which Mediplex will be merged with Sun's wholly-owned subsidiary, SAC, with Mediplex as the surviving entity (the "Merger Transaction"); and

     WHEREAS, Sun has acknowledged that the operation of a congregate care residential facility such as the Facility is not consistent with Sun's business plan; and

     WHEREAS, the Company and Management agree that it is in their mutual best interest to assign the Management Agreement to CCC upon the consummation of the Merger Transaction.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration paid and received, the parties agree as follows:

     1. Assignment: Effective as of June 23, 1994 (the "Effective Date"), Management hereby grants, bargains, sells, assigns and transfers to CCC all of Management's right, title and interest in and to the Management Agreement.

     2. Assumption: As of the Effective Date, CCC hereby accepts the assignment of the Management Agreement and agrees to assume all obligations and liabilities arising under the Management Agreement from and after the Effective Date.

     3. Management Fee: The Management Fee due under the Management Agreement shall be pro-rated such that Management shall receive the portion of any payment due which is allocable to the period of time prior to the Effective Date and CCC shall receive the portion of any payment due which is allocable to the period of time from and after the Effective Date.

     4. Indemnification By Management: Management shall indemnify, defend and hold CCC harmless from and against:

          (a) Any and all obligations relating to or arising out of the Management Agreement which exist as of the Effective Date; and

          (b) Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and other reasonable expenses, including but not limited to, reasonable attorneys' fees, incident to the foregoing.

     For purposes of this section, an obligations shall be deemed to "exist" as of the Effective Date if it relates to events which occurred prior to the Effective Date even if it is not asserted until after the Effective Date.

     5. Indemnification BY CCC: CCC shall indemnify, defend and hold Management harmless from and against:

          (a) Any and all obligations relating to or arising out of the Management Agreement which relate to the period from and after the Effective Date; and

          (b) Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and other reasonable expenses, including but not limited to, reasonable attorneys' fees, incident to the foregoing.

     6. Cooperation: Management agrees to cooperate with CCC from and after the Effective Date to ensure a smooth transition of the management of the Facility which cooperation shall include, without limitation, turning over all books, records and resident accounts to CCC as of the Effective Date. CCC shall cooperate with Management from and after the Effective Date in providing access to books and records needed by Management relating to the prior provision of services by Management under the Management Agreement or to Management's indemnification obligations hereunder .

     EXECUTED to take effect this 23rd day of June, 1994.

WITNESS:
                                            MEDIPLEX MANAGEMENT, INC.

  /s/ [Illegible]                           By /s/ [Illegible]
------------------------                       --------------------
                                            Its: Assistant Clerk

                                            CCC OF CONNECTICUT, INC.

  /s/ [Illegible]                           By /s/ [Illegible]
------------------------                       --------------------
                                            Its: Vice Pres.

                               CONSENT AND RELEASE

     The undersigned hereby consents to the assignment of the Management Agreement by Management to CCC and hereby releases and discharges Management of and from any claim, loss, liability or damage it has or may have against Management arising under or out of any matters pertaining to the Management Agreement which relate to the acts or omissions of CCC on or after the Effective Date.

     EXECUTED under seal as of this 23rd day of June, 1994.

WITNESS:                                           B&G ASSOCIATES

                                                   By: A.M.A. CONGREGATE
                                                       MANAGEMENT CORP.
                                                       Its General Partner

  /s/ [Illegible]                                  By /s/ [Illegible]
------------------------                              --------------------
                                                      Its: Secretary

                                                   By: ET TOWER ASSOCIATES L.P.
                                                       Its General Partner

  /s/ [Illegible]                                  By /s/ [Illegible]
------------------------                              --------------------
                                                      Its: __________________

                              MANAGEMENT AGREEMENT

                                    BETWEEN

                                B & G ASSOCIATES

                                      AND

                           MEDIPLEX MANAGEMENT, INC.

                               TABLE OF CONTENTS

ARTICLE I - Appointment and Duties of Management Company

     Section 1.1 - Appointment of Management Company
     Section 1.2 - General Description of Duties
     Section 1.3 - Specific Duties
     Section 1.4 - Ultimate Responsibility
     Section 1.5 - Access
     Section 1.6 - Other Powers
     Section 1.7 - Standards of Care
     Section 1.8 - Indemnity

Article II - Period of Appointment

     Section 2.1 - Term
     Section 2.2 - Termination
     Section 2.3 - Accounting

ARTICLE III - Compensation

     Section 3.1 - Operating Expenses
     Section 3.2 - Base Management Fees
     Section 3.3 - Payment
     Section 3.4 - Gross Revenues

ARTICLE V - Insurance

     Section 4.1 - Facility Insurance

ARTICLE V - Concluding Provisions

     Section 5.1 - Prior Agreements
     Section 5.2 - Amendments
     Section 5.3 - Joint Efforts
     Section 5.4 - Assignment
     Section 5.5 - Notices
     Section 5.6 - Captions
     Section 5.7 - Governing Law

                              MANAGEMENT AGREEMENT

     This Agreement ("Agreement") is by and between B&G Associates, a Connecticut general partnership located at 77 Third Street, Stanford, CT ("Company") and Mediplex Management, Inc., a Massachusetts corporation, with offices at 15 Walnut Street, Wellesley, Massachusetts, 02181 ("Management").

                              STATEMENT OF FACTS:

     1. Company is the owner of a congregate care residential facility at 77 Third Street, Stanford, Connecticut (the "Facility").

     2. Company desires to engage Management to provide employees for the Facility and to provide advisory, supportive, consultive and administrative services and expertise in order to increase the efficiency and effectiveness of the operation of the Facility.

     3. Company has carefully reviewed the qualifications of Management and finds that its assistance in business related functions is beneficial and necessary for Company to carry out its prime purpose to operate the Facility in a manner designed to create the most effective, helpful, and appropriate programs for residents at the Facility and to achieve the most effective and productive operation of the Facility.

     Now, therefore, for good and valuable consideration paid and received, the parties agree as follows:

                                   ARTICLE I

                      Appointment and Duties of Management

     Section 1.1 - Appointment of Management. The Company hereby appoints Management to carry out the duties described in this Agreement subject to the direction of the Company and in accordance with the budgets and policies of the Company, for that period of time and for such compensation as is more particularly described below.

     Section 1.2 - General Description of Duties.

     (a) Management will supervise and oversee the day to day operations of the Facility and in connection therewith will provide the Company with advisory, supportive, consultive and administrative services, including services in connection with the areas of: dietary; plant maintenance; resident care and quality assurance; administrative; accounting; purchasing; and data processing.

     (b) Management shall perform all services in compliance with the standards, rules and regulations, if any of the agencies of the State of Connecticut having authority and jurisdiction relating to the Facility, and applicable federal laws.

     (c) All employees of the Facility (except for the employees of unrelated entities providing separate contract services to the Facility and except for the Executive Director of the Facility) shall be employees of an entity (herein the "Employer"), which is unrelated to either Management, the Company or any of its partners, which entity is mutually acceptable to the Company and Management. Company and Management hereby acknowledge that Apple Management Services Company, a Connecticut corporation, is acceptable as Employer.

     (d) The Executive Director of the Facility shall be an employee of the Company.

     Section 1.3 - Specific Duties. In addition to the general duties set forth above and the other obligations listed in this Agreement, Management shall have the following specific responsibilities which shall be carried out in cooperation with the Company:

     (a)  Resident Care and Quality Assurance:

          (i) To assure adequate response to resident complaints concerning conditions at the Facility and to assist in the establishment and development of written policies and procedures to assure protection, comfort and safety of residents;

          (ii) To make recommendations concerning, and assist in the establishment and maintenance of standards for quality control relating to the services provided to residents; and

         (iii) To develop and implement a plan for staff training and development and to submit such evaluation reports relating to staff personnel that may be requested by the Company.

     (b)  Dietary:

          (i)  To review menus, practices and procedures; and

          (ii) To recommend, develop, inaugurate and carry out practices and procedures with respect to purchasing and dietary control consistent with appropriate standards health care, modern business and management techniques, and as required by applicable City, State and Federal agencies.

     (c)  Plant Maintenance:

          (i) To monitor and review practices and procedures of the maintenance, engineering, security, housekeeping and related service and personnel;

          (ii) To implement, maintain and supervise Facility inspections (interior and exterior) and a preventive maintenance program consistent with appropriate standards of modern business and management techniques; and

         (iii) To submit periodic written reports to Company concerning current inventories of physical plant, and personal property and supplies including recommendations for periodic maintenance and schedules for repair.

     (d)  Administrative:

          (i) To review and make recommendations concerning personnel and admissions policies;

          (ii) To develop effective programs relating to public relations, labor relations and marketing and advertising;

         (iii) Subject to the Company's approval, to establish guidelines for applications for occupancy of the Facility. Subject to the guidelines approved by the Company, Management shall be responsible for the admission of qualified residents to the Facility, but Company shall have final approval of any admission.

          (iv) To make a written report, at least semi-annually, with recommendations, advising the Company of any new or modified programs, policies or procedures that should be initiated in order to best conform to the regulations or policies of any agency having authority or jurisdiction over the operation of the Facility or the conduct of its affairs or which Management recommends as improvements in the overall service being provided to residents. Management will provide notice to

               Company of any changes to government regulations within thirty
               (30) days of Manager becoming aware of same;

          (v) To review utilization of independent contractors who provide services to the Facility, including without limitation, the Employer, to examine usage of utilities, supplies and services, and make pertinent recommendations concerning the same; and

          (vi) To assist in the negotiation of employee contracts and to provide advice in connection with wages and benefits to be offered to employees.

     (e)  Accounting:

          (i) To prepare monthly financial, financial analyses and statements and budgets.

          (ii) To cooperate with the Company's outside accountants in the preparation by said accountants of tax returns and related tax matters, including employee withholdings and FICA withholdings and annual audited financial statements, all at the Company's expense. Such outside accountants shall be designated by the Company and until otherwise designated shall be Panell, Kerr & Foster;

         (iii) Not less than ninety (90) days prior to the commencement of each fiscal year to prepare a detailed operational budget for the Facility for the approval of the Company. The budget shall be prepared in a manner consistent with reports and records which Company is required to submit to state and federal agencies if any. It is understood that budgets are only estimates as to future results and that budget overruns may occur from time to time. The Company, and not Management, shall be responsible for any such budget overruns. Management shall use its best efforts to promptly notify the Company of any variance from a budget item greater than 10%;

          (iv) To prepare and maintain an ongoing comparison between budgeted and actual income and expenses on both a monthly and fiscal-year-to-date basis;

          (v) Consistent with a budget approved by the Company, Management shall verify, approve for payment and sign checks for any proper obligations of Company. No check shall be issued unless the expenditure is consistent with the Facility's budget and the current projection of monthly expenses. No expenses from capital improvements not in the current budget or in excess of $50,000 shall be incurred without the prior written approval of the Company. No check in excess of $2,500 shall be signed by any Facility staff without consent of Company; and

          (v) To maintain, at Company's expense, full books of accounts with correct entries for all receipts and expenditures. Permanent books, records, and documents shall be made available for Company's inspection upon reasonable notice.

     (f)  Purchasing:

          (i) To review the purchasing standards, procedures and policies, and to develop, implement, and maintain, subject to Company's approval, an effective purchasing system for medical and food supplies, equipment, appliances, furnishings, other materials, and uniforms, and ordering and coordination of service calls necessary to the proper conduct of the Facility;

          (ii) To assist in negotiating contracts for the purchase of items listed in Section 1.3(f)(i), and service contracts; and

         (iii) To review with the appropriate staff personnel, methods of replacing obsolete equipment.

     (g)  Data Processing:

          (i) To maintain the data processing and payroll processing systems, and procedures for keeping records for accounts payable and receivable; and

          (ii) To establish and supervise adequate systems for recording the receipt and disbursement of all funds; and

     (h)  In all areas;

          (i) [ILLEGIBLE LINE OF TEXT] policies, purposes and regulations of state and federal agencies, bodies, programs and concepts;

          (ii) To provide a representative of Management at or available to the Facility during normal business hours; and

         (iii) To act consistent with the purposes, powers and philosophy of Company.

     Section 1.4 - Ultimate Responsibility. The Company shall have ultimate responsibility and authority for the overall operation and management of the Facility, and to establish and maintain a written statement setting forth its philosophy and policies. All actions of Management are subject to review by the Company. Notwithstanding any other provision in this contract, the Company remains responsible for ensuring that any service provided pursuant to this contract complies with all pertinent provisions of federal, state and local statutes, rules and regulations. Management shall not hire or discharge any employee of Company.

     Section 1.5 - Access. Management shall provide all information required by any governmental agency having jurisdiction over Company and cooperate with such agency in carrying out inspections and investigations.

     Section 1.6 - Other Powers. The powers not specifically provided to Management in this Agreement or by consent of the Company, shall remain with the Company.

     Section 1.7 - Standard of Care. Management is an independent contractor and is not to be considered a partner, joint venturer or other type of principal with respect to ownership of any portion of or interest in the Facility.

     Section 1.8 - Indemnity.

     (a) The Company shall indemnify Management against, and hold Management harmless from, any and all claims, actions, suits, proceedings, costs, expenses, damages, and liabilities, including reasonable attorney's fees, arising out of or connected with, or resulting from the performance in good faith by Management of its obligations hereunder, excluding, however, any liability resulting from the gross negligence or willful misconduct of Management, its agents or employees.

     (b) Management shall indemnify the Company and hold the Company harmless from any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including reasonable attorney's fees, arising out of or in connection with or resulting from the performance in good faith by the Company of its obligations hereunder, excluding, however, any liability resulting from the gross negligence or willful misconduct of the Company.

                                   ARTICLE II

                             Period of Appointment

     Section 2.1 - Term. This Agreement shall commence on September 6, 1991 and remain in effect until September 30, 1996. Thereafter, it shall renew automatically for three successive five year periods unless terminated by written notice by either party given at least 180 days prior to the end of the term or renewal term or unless terminated pursuant to Section 2.2.

     Section 2.2 - Termination. In addition to the foregoing, this Agreement may be terminated upon the occurrence of any of the following events:

     (a)  The unanimous written agreement of the Company and Management; and

     (b) For cause, by either party upon thirty (30) days' written notice. "Cause" shall mean if:

          (i) Either party files a petition in bankruptcy or a petition to take advantage of any insolvency act, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver or files a petition for reorganization or is adjudicated a bankrupt or is liquidated or dissolved, or shall begin proceedings toward a liquidation or dissolution and the involuntary petition or filing shall not be discharged within sixty (60) days of the date of such filing; or

          (ii) The Company no longer owns the Facility.

     (c) In addition to the foregoing, a non-defaulting party may terminate this Agreement in the event of a breach of this Agreement by the other party:

          (i) Upon thirty (30) days written notice to the defaulting party in the case of a Non-Monetary breach; or

          (ii) Upon ten (10) days written notice to the defaulting party in the case of a Monetary breach.

     Section 2.3 - Accounting. One hundred twenty (120) days after the termination of this Agreement, to the extent not earlier provided, Management will provide the Company with a complete accounting and report of its activities during the entire term of this Agreement. Management will cooperate with Company to assist in an orderly transfer to a successor manager or to some other representative of Company. Promptly after termination, Management shall return to the Company all records, cash, accounts, contracts and documents belonging to the Company and relating to the Facility and in Management's possession.

                                  ARTICLE III

                           Compensation and Expenses

     Section 3.1 - Operating Expenses. The Company will be responsible for payment of all operating expenses and losses incurred in connection with the operation of the Facility including without limitation for reimbursing the Employer for all salaries and fringe benefits relating to employees of the Facility employed by the Employer. To the extent any such expenses are paid by Management, the Company shall reimburse Management therefor within 15 days of receipt of a written invoice from Management.

     Section 3.2 - Base management Fees. The base compensation (the "Base Management Fee") to be paid to Management for the services that it renders shall be equal to five percent (5%) of Gross Revenues (as defined herein) which shall be in addition to the payment of the Facility's operating expenses.

     Section 3.3 - Payment. The Base Management Fees shall be due and payable in the arrears every third (3rd) month based on Gross Revenues for the prior three
(3) months ("Quarter"), with the first payment due and payable on or before the twentieth (20th) day of the fourth (4th) month of the Term of this Agreement based on Gross Revenues for the first Quarter, and thereafter, on or before the twentieth (20th) day of each month following the end of each Quarter period.

     Section 3.4 - Gross Revenues. For purposes of this Agreement the term "Gross Revenues" shall mean all income from any source related to the Facility, including without limitation, income from any tenancy or use and occupancy arrangement with respect to the Facility, entrances fees, endowment fees and gross sale proceeds from the sale of any unit of the Facility or the Facility or any portion thereof; provided, however, that Gross Revenues shall not include security deposits or last month's rent until applied to rent or other obligations due and payable; and, in the case of entrance fees and endowment fees which by law or contract must be held in escrow, shall include only the portion released or releasable from escrow from time to time.

                                   ARTICLE IV

                                   Insurance

     Section 4.1 - Facility Insurance. The Company shall procure and maintain in full force and effect such insurance policies as are reasonably requested by Management including without limitation (i) an insurance policy or policies protecting Management and its officers, employees and agents from loss, liability or expense from personal injury, death and property damage arising out of the operations of or upon the Facility; (ii) worker's compensation insurance; and (iii) Fidelity and Dishonesty Bonds; all in such amounts as management may reasonably require from time to time but in no event less than required pursuant to the terms of any loan documents with respect to the Company's borrowings. The Company shall also insure the Facility and its contents with a standard all risk insurance policy for the full replacement cost thereof. All such policies shall contain provisions waiving any right of subrogation by the insurer against Management and shall name Management as an additional insured.

                                   ARTICLE V

                             Concluding Provisions

     Section 5.1 - Prior Agreements. All prior understandings and agreements between the parties relating to the management of Company's business are merged into this Agreement, which alone fully and completely expressed their understanding.

     Section 5.2 - Amendments. This Agreement may not be amended, modified, altered or changed in any respect whatsoever, except by further agreement, in writing, fully executed by each of the parties.

     Section 5.3 - Joint Effort. The preparation of this Agreement has been a joint effort of the parties, and the resulting document shall not be construed more severely against one of the parties than the other.

     Section 5.4 - Assignment. This Agreement may not be assigned by Management without the prior written authorization of the Company except to an affiliate of Abraham D. Gosman.

     Section 5.5 - Notices. Notices to be given to any of the parties shall be in writing and sent by registered or certified mail, return receipt requested and postage paid or by recognized overnight courier, as follows:

     (a) In the event that notice is directed to Company, it shall be sent to the address appearing in this Agreement or to such other address as it may in writing direct; and

     (b) In the event that notice is directed to Management, it shall be sent to the address appearing in this Agreement or to such other address as it may in writing direct.

     Section 5.6 - Captions. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision hereof.

     Section 5.7 - Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     Executed under seal at Wellesley, Massachusetts as of the The 12th DECEMBER 31, day of September, 1991.

WITNESS:                          B & G ASSOCIATES

                                  ET Tower Associates L.P.,
                                  General Partner

                                  By: Eagle Tower, Inc.
_________________________         By: /s/ [Illegible]
                                     ----------------------------
                                      Vice-Pres

                                  AMA Congregate Management
                                  Corp; General Partner

/s/ [Illegible]                   By: /s/ Abraham D. Gosman
-------------------------             ----------------------------
                                      President

                                  MEDIPLEX MANAGEMENT, INC.

/s/ [Illegible]                   By: /s/ Abraham D. Gosman
-------------------------             ----------------------------
                                      Its President